UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 26, 2015

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Pluristem Therapeutics Inc. (the “Company”) held its annual meeting of stockholders on May 26, 2015. The results of the stockholder voting at the annual meeting are set forth below:

Proposal No. 1 — Election of directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes

Zami Aberman	14,372,479	3,769,809	80,283	15,304,893

Israel Ben-Yoram	14,569,794	3,399,867	252,910	15,304,893

Isaac Braun	14,576,543	3,389,915	256,113	15,304,893

Mark Germain	17,582,477	389,316	250,778	15,304,893

Moria Kwiat	17,341,338	627,549	253,684	15,304,893

Hava Meretzki	14,427,350	3,641,008	154,213	15,304,893

Nachum Rosman	17,528,436	444,934	249,201	15,304,893

Doron Shorrer	14,267,394	3,735,151	220,026	15,304,893

Yaky Yanay	12,594,972	5,545,570	82,029	15,304,893

Proposal No. 2 — Approving, by a nonbinding advisory vote, the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-Votes

12,279,916	5,745,844	196,811	15,304,893

Proposal No. 3 — Ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2015

For	Against	Abstain	Broker Non-Votes

32,078,431	1,299,283	149,750	N/A

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: May 26, 2015	By:	/s/ Yaky Yanay
	Name:	Yaky Yanay
	Title:	Chief Financial Officer, Secretary, Chief Operating Officer and President